Exhibit 11 under N-1A
                                   Exhibit 23 under Item 601/Reg SK

                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Arrow Funds:

With respect to the Prospectuses and Statements of Additional Information included in this Post Effective Amendment No. 4 to the Registration Statement on Form N-1A of the Arrow Funds, we consent to the use of our reports, dated November 10, 1995, included herein and to the references to our Firm under the headings "Financial Highlights" and "Administration of the Funds-Independent Auditors" in Part A of the Registration Statement.

                    Arrow Government Money Market Portfolio
                    Arrow Equity Portfolio
                    Arrow Fixed Income Portfolio
                    Arrow Municipal Income Portfolio





                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania